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                            SCHEDULE 14A INFORMATION

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                       Wallace Computer Services, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             SUMMARY TALKING POINTS


* The success of many of the programs and initiatives we have just outlined have resulted in a dramatic improvement in the revenue and earnings growth of the company, which we believe will continue into the near future.

* Revenue since 1993 has grown at an annual rate of 14.3%. Wallace's focus on high value-added products and services has enabled the Company to win a significant number of new accounts. The multi-million dollar nature of the W.I.N. business should enable the Company to continue to significantly grow its revenue base.

* Even more dramatic than this revenue growth is the growth Wallace has experienced in operating income and net income. Operating income at Wallace has grown at 18.1% annually since 1993 and net income has grown at 15.9% annually over the same period. Wallace believes the strategic initiatives that are currently in place will enable the Company to achieve double digit growth in both revenue and earnings over the next several years.

* An examination of our quarterly performance provides further evidence of the strength of the core franchise at Wallace. During fiscal 1995, the quarterly revenue growth over the prior year's period averaged 21.2%. During the third quarter of fiscal 1995, Wallace's revenue growth was 27.3% over the fiscal 1994 third quarter and for the fourth quarter of fiscal 1995, revenue growth was 33.0% over the fiscal 1994 fourth quarter.

* Growth in the net income of Wallace in fiscal 1995 showed similar strength. Quarterly net income growth over the prior year's period averaged 15.6%. During the third quarter of fiscal 1995, Wallace's net income growth was 24.8% over the fiscal 1994 third quarter and during the fourth quarter of fiscal 1995, net income growth was 32.8% over the fiscal 1994 fourth quarter.

* In response to this tremendous growth, the analyst community has continually raised its earnings projections for the Company. During August 1995, analysts covered by First Call were projecting that Wallace would earn $2.90 per share. Since that time analysts have raised their estimates to between $3.00 per share and $3.20 per share, reflecting Wall Street's confidence that fiscal 1996 will shown gains similar to those achieved during fiscal 1995.

* The Board of Directors considered a number of factors in arriving at its decision to reject Moore's $60 per share offer. Among the factors considered by the Board was Goldman Sachs' opinion that Moore's $60 per share offer was inadequate.

* Another important consideration of the Board of Directors in arriving at its conclusion is the tremendous momentum in revenue and earnings which Wallace has achieved in the past twelve months. Wallace's business prospects continue to be strong, as noted in the Company's recent press release indicating that management believes Wallace will earn $3.28

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     per share in fiscal 1996.  This $3.28 earnings per share figure represents a 33.3% growth in earnings over fiscal 1995.

* The Board of Wallace also reviewed in detail the projected stand-alone performance of the Company over the next five years in an effort to determine how it may be valued in the public market. After closely scrutinizing these projections and evaluating the business prospects of Wallace, the Board concluded that shareholders would be better served if Wallace remained an independent company.

* Management also believes that a significant number of strategic acquisitions could be consummated by the Company which are complementary to Wallace's business and could be additive to future earnings. Management is continuing to evaluate and pursue certain of such opportunities.